                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements No. 33-35242 and No. 33-74052 on Forms S-3 and Registration Statements No. 2-99035, No. 33-15640, No. 33-51914, No. 33-45785,
No. 33-29992, No. 33-79954, No. 33-79956 and No. 333-02885 on Forms S-8.



      /s/ ARTHUR ANDERSEN LLP



New York, New York
December 19, 1997